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 EXHIBIT 10.05 ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1999


                              EMPLOYMENT AGREEMENT


This Employment Agreement (the "Agreement") is entered into as of February 1, 1999 (the "Effective Date") between AmeriQuest Technologies, Inc., a Delaware corporation with its principal offices located at 2465 Maryland Road, Willow Grove, PA 19090 ("Company"), and Michael D. McCarthy, a resident of Georgia ("Employee").

In consideration of the promises and the terms and conditions set forth in this Agreement, the parties agree as follows:

1. POSITION. During the term of this Agreement, Company will employ Employee, and Employee will serve Company as the Company's Vice President, Sales and Marketing and as an Officer of the Company. Employee will report directly to the Chief Executive Officer.

2. DUTIES. Employee will serve Company in such capacities and with such duties and responsibilities as the Chief Executive Officer of Company may from time to time determine. Employee will be bound by Company' operating policies, procedures, and practices from time to time in effect during Employee's employment. Employee will perform his duties under this Agreement at the offices of Company, provided, that Employee may be required to do extensive traveling in connection with the performance of his duties hereunder. Employee hereby represents and warrants that he is free to enter into and fully perform this Agreement and the agreements referred to herein without breach of any agreement or contract to which he is a party or by which he is bound.

3. EXCLUSIVE SERVICE. During his employment with Company, Employee will devote his full time and efforts exclusively to this employment and all his skill and experience to the performance of his duties and advancing of the Company's interests in accordance with Employee's experience and skills. In addition, during his employment with Company, Employee will not engage in any consulting activity except with the prior written approval of the Company or at the direction of Company, and Employee will otherwise do nothing inconsistent with the performance of his duties hereunder.

4. OBLIGATION NOT TO COMPETE. Employee hereby agrees that while he is employed by Company (the "Restricted Period"), Employee shall within the territory of the United States not engage in or provide services to any business that is competitive with or detrimental to any present or contemplated business of Company known to Employee. Employee also agrees that, during the Restricted Period, he shall not in any manner attempt to induce or assist others to attempt to induce any customer or client of Company to terminate his association with Company, nor do anything directly or indirectly to interfere with the relationship between Company and any such persons or concerns in the territory of the United States. Each of the following activities shall, without limitation, be
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Employment Agreement Michael D. McCarthy

         deemed to constitute engaging in business within the meaning of Section 3 and 4: to engage in, work with, have an interest or concern in, advise, lend money to, guarantee the debts or obligations of, or permit one's name or any party thereof to be used in connection with, an enterprise of endeavor, either individually, in partnership or in conjunction with any person or persons, firms, associations, companies or corporations, whether as a principal, agent, shareholder, employee, officer, director, partner, consultant or in any other manner whatsoever; provided, however, that Employee shall retain the right to invest in or have an interest in entities traded on any public market or offered by any national brokerage house, provided that said interest does not exceed ten percent (10%) of the voting control of said entity. In addition, Employee may make passive investments in privately held entities that are determined by the Board of Directors of Company not to be competitors of Company. Company may elect to extend the term of this non-competition clause for a maximum period of six months following the termination according to Section 8.1. (b) and 8.1. (c) provided that a monthly fee in the amount of the last applicable monthly base salary is paid to Employee.

5. TERM OF AGREEMENT. This Agreement will commence on the Effective Date, and will continue for a period of twelve (12) months and thereafter unless terminated pursuant to Section 8 thereof.

6.       COMPENSATION AND BENEFITS.

         6.1. BASE SALARY. Company agrees to pay Employee a base salary of $5,769 bi-weekly (or $150,000 annualized). Employee's salary will be payable as earned in accordance with Company' customary payroll practice.

         6.2. PERFORMANCE BONUS. - Employee will be eligible to earn a bonus of up to $150,000 (the "Performance Bonus") annually during his employment with Company. The performance criteria and terms and conditions relative to the Performance Bonus shall be in accordance with the attached "Incentive Plan" (Attachment 1).

         6.3. ADDITIONAL BENEFITS. Employee will be eligible to participate in Company's employee benefit plans of general application, including without limitation those plans covering profit sharing, executive bonuses, stock options, and those plans covering life, health, an dental insurance in accordance with the rules established for individual participation in any such plan and applicable law. Employee shall receive such other benefits, including vacation, holidays, and sick leave, as Company generally provides to its employee holding similar positions as that of Employee.

         6.4.     VACATION.  Four (4) weeks.

         6.5. EXPENSES. Company will reimburse Employee for all reasonable and necessary expenses incurred by Employee in connection with Company's business, provided that such expenses are deductible to Company, are in
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Employment Agreement Michael D. McCarthy

                  accordance with Company's applicable policy and are properly documented and accounted for in accordance with the requirements of the Internal Revenue Service.

7. PROPRIETARY RIGHTS. Employee hereby agrees to execute an Employee Confidentiality Agreement with Company in substantially the form attached hereto as Attachment 2.

8.       TERMINATION.

         8.1 EVENTS OF TERMINATION. Employee's employment with the Company shall terminate upon any one of the following:

                  a) the Company's determination made in good faith that it is terminating Employee for "cause" as defined under Section 8.2 below ("Termination for Cause");

                  b) six months after the effective date of a written notice sent to Employee stating that Company is terminating his employment, without cause, which notice can be given by Company at any time after the Effective Date at Company's sole discretion, for any reason or for no reason; or

                  c) six months after the effective date of a written notice sent to Company from Employee stating that Employee is electing to terminate his employment with Company.

                  d) If a change of control occurs and the employee's responsibilities are reduced within the following twelve (12) months thereafter. This termination on the part of the employee must be effected within six
                           (6) months of the significant reduction in responsibilities. A "change in control" is deemed to have taken place when any of the following events occurs: (1) shareholder approval of a merger or consolidation of the Company with any other corporation resulting in a change in fifty percent (50%) or more of the total voting power of the Company; (2) shareholder approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company assets; or (3) any person becomes the beneficial owner of more than fifty percent (50%) of the Company's total outstanding securities); and such reduction in responsibilities is not for cause. Any resignation of employment by Michael D. McCarthy as a consequence of such reduction in responsibilities will be treated as a termination of employment without cause.

         8.2 "CAUSE" DEFINED. For purposes of this Agreement, "cause" for Employee's termination will exist any time after the happening of one or more of the following events;
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Employment Agreement Michael D. McCarthy

                  a) a failure or refusal to comply in any material respect with the reasonable policies, standards or regulations of the Company;

                  b) a failure or a refusal in any material respect, faithfully or diligently, to perform his duties determined by the Company in accordance with this Agreement or the customary duties of Employee's employment;

                  c) unprofessional, unethical or fraudulent conduct or conduct that materially discredits the Company or is materially detrimental to the reputation, character or standing of the Company;

                  d) dishonest conduct or a deliberate attempt to do an injury to the Company;

                  e) Employee's material breach of a term of this Agreement;

                  f) an unlawful or criminal act which would reflect badly on the Company in the Company's reasonable judgment; or

                  g)       employee's death.

9.       EFFECT OF TERMINATION.

         9.1 TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION. In the event of any termination of this Agreement pursuant to Sections 8.1(a) or 8.1( c), the Company shall pay Employee the compensation and benefits otherwise payable to Employee under
                  Section 6 through the effective date of termination. Employee's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

         9.2 TERMINATION WITHOUT CAUSE. In the event of any termination of this Agreement pursuant to Section 8.1(b), the Company shall pay Employee the compensation and benefits according to
                  Section 6 through the last day of the six (6) months period following the effective date that the notice referred to in
                  Section 8.1(b) is given.

         9.3 TERMINATION WITHOUT CAUSE DUE TO CHANGE IN CONTROL. In the event of any termination of this Agreement pursuant to Section 8.1(d), the Company shall pay Employee the compensation and benefits according to Section 6 through the last day of the twelve (12) months period following the date that the notice referred to in Section 8.1(d) is given.

10.      MISCELLANEOUS.

         10.1 ARBITRATION. Employee and Company shall submit to mandatory binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof, provided, however, that Company retains its right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction over the parties. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof.
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Employment Agreement Michael D. McCarthy

         10.2 SEVERABILITY. If any provision of this Agreement shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by the law and the preceding sentence be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

         10.3. REMEDIES. Company and Employee acknowledge that the service to be provided by Employee is of a special, unique, unusual, extraordinary, and intellectual character, which give it peculiar value the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, Employee hereby consents and agrees that for any breach or violation by Employee of any of the provisions of this Agreement including, without limitation, Section3, a restraining order and/or injunction may be issued against Employee, in addition to any other rights and remedies Company may have, at law equity, including without limitation the recovery of money damages.

         10.4. NO WAIVER. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of such provision hereof shall not be taken or held to be a waiver or any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

         10.5. ASSIGNMENT. This Agreement and all rights hereunder are personal to Employee and may not be transferred or assigned by Employee at any time. Company may assign its rights, together with its obligations thereunder, to any parent, subsidiary affiliate or successor or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes Company's obligations hereunder.

         10.6 WITHHOLDING. All sums payable to Employee thereunder shall be reduced by all federal, state, local, and other withholding and similar taxes and payments required by applicable law.

         10.7 ENTIRE AGREEMENT. This Agreement and the Employee Confidentiality Agreement constitute the entire and only agreements between the parties relating to employment of Employee with Company, and this Agreement
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Employment Agreement Michael D. McCarthy

                  supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

         10.8 AMENDMENT. This Agreement may be amended, modified, superseded, cancelled, renewed or extended only by an agreement in writing executed by both parties hereto.

         10.9 NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and hand-delivered, sent by Fax, sent by certified first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand-delivered or sent by Fax, five (5) days after mailing if sent by mail, and one (1) day after dispatch if sent by express courier, to the following address, or such other addresses as any party shall notify the other parties:

                       If to the Company:        AmeriQuest Technologies, Inc.
                                                 2465 Maryland Road
                                                 Willow Grove, PA 19090
                       Fax Number:               (215) 658-8968
                       Attention:                Mr. Jon D. Jensen
                                                 Corporate Secretary

                       If to the Employee:       Michael D. McCarthy
                                                 1084 Tennyson Place
                                                 Atlanta, GA 30319
                       Fax Number:               (404) 250-9905


         10.10 BINDING NATURE. This Agreement shall be binding upon, and inure to the benefit of the successors and personal representatives of the respective parties hereto.

         10.11 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural includes the singular, the masculine gender includes both male and female referents, and the word "or" is used in the inclusive sense.

         10.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.
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Employment Agreement Michael D. McCarthy

         10.13 GOVERNING LAW. This Agreement and rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of Pennsylvania, without giving effect to the principles of conflict of laws.



IN WITNESS WHEREOF, Company and Employee have executed this Agreement as of the date first above written.


"COMPANY"                                   "EMPLOYEE"

AMERIQUEST TECHNOLOGIES, INC.

Signature:                                  Signature
          -----------------------------              --------------------------
Name:     Jon D. Jensen                     Name:    Michael D. McCarthy
Title:    COO, CFO and Secretary            Title:   V. P., Sales and Marketing



Signature:
          -----------------------------
Name:     Alexander C. Kramer
Title:    President and CEO
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Employment Agreement Michael D. McCarthy

                                "INCENTIVE PLAN"
                                 (ATTACHMENT 1)

1) The Employee shall be entitled to a payment under the Incentive Plan for the financial year commencing 1st October, 1998 ("the incentive scheme") calculated in accordance with and subject to the conditions set out below ("the incentive payments"). The incentive payments shall comprise the variable compensation parts determined in accordance with paragraph 4. Subject to paragraph 3 below, the achievements shall form the basis of the calculation of the variable compensation parts. All references in this incentive scheme are to gross figures. The Compensation Committee of the Board of Directors of AmeriQuest Technologies ("the Committee") reserves the right in its absolute discretion to change the base salary and variable compensation parts for future years and/or to terminate the incentive scheme at the end of the fiscal year commencing October 1, 1998.

2) The following incentive scheme applies for the fiscal year ended September 30, 1999:

         a) The TARGET COMPENSATION (100% compensation) amounts to US$300,000.

         b) 50% of the target compensation (US$150,000) is fixed as the BASE SALARY which is payable bi-weekly.

         c) The MAXIMUM COMPENSATION amounts to 100% of the target compensation.

         d)       The variable compensation parts are:

                  i) Target Incentive: up to 50% of the target compensation, depending on the achievement of the targets in paragraph 3b.

3) Basis for calculation: The targets for the 1999 fiscal year and the weights of the individual targets are quantified below. The target achievement will be calculated for each individual target. The total target achievement will be calculated, depending on the given weights.

         a)       The TARGETS for the 1999 fiscal year are:

                  i) REVENUE target for the year ended September 30, 1999 = US$80,000,000.

                          (1) SIX MONTH CUMULATIVE target for the quarter ended March 31=$37,600,000.

                          (2) NINE MONTH CUMULATIVE target for the quarter ended June 30 = $58,200,000.

                  ii) GROSS PROFIT target for the year ended September 30, 1999 = US$7,200,000.

                          (1) SIX MONTH CUMULATIVE target for the quarter ended March 31=$3,300,000.

                          (2) NINE MONTH CUMULATIVE target for the quarter ended June 30 = $5,100,000.

         b)       The WEIGHTING of each target in 3a above is 50% equally.
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Employment Agreement Michael D. McCarthy

         c) The audited financial statements of the Company will form the basis of the actual target achievement ("the calculation"). The Committee may, in its absolute discretion, exclude extraordinary events from the calculation.

4) The variable compensation parts will be determined by comparing the actual cumulative quarterly target achievement referred to at paragraph 3d above with the cumulative quarterly targets shown in paragraph 3a. Any incentive payments for the fiscal year 1999 shall comprise the following parts and each shall be determined as follows:

         a) If the total target achievement is less than 65%, no incentive payment will be made, except that, a minimum payment of $25,000 is guaranteed and payable for the quarter ended March 31, 1999 in accordance with paragraph 6.

         b) If the total target achievement is more than 65% but less than 90%, the incentive payment will be US$5,000 for each percentage point above 65%, but not less than the minimum guaranteed payment of $25,000 in 4a above (equal to 70% achievement).

         c) If the total target achievement is between 90% and 100%, the incentive payment will be $125,00 plus US$2,500 for each percentage point above 90%.

5) In the event that the Employee shall be employed by the Company for only part of the remainder of the fiscal year, the Employee shall be entitled to have the incentive payments referred to at paragraph 4 above calculated on a pro rata basis by reference to that part of the fiscal year during which he/she was employed by the Company.

6) The variable compensation part will be calculated quarterly by the Chief Financial Officer and approved by the Committee.

         a) For 1999 only, one third of the above paragraph 4 determined incentive payment or $25,000, whichever is greater, will be made for the quarter ended March 31. Two thirds of the above paragraph 4 determined incentive payment less the previous quarterly payment, will be made for the quarter ended June 30. All of the above paragraph 4 determined incentive less the previous quarterly payments, will be made for the year ended September 30.

         b) In future fiscal years, 25%, 50%, 75% and 100% of the above paragraph 4 determined incentive less the previous quarterly payments, will be made for the respective quarters.

         c) They becomes payable to the Employee on the first bi-weekly pay period following approval by the Committee.

7) In the event there is disagreement as to the calculation of the variable compensation parts, the parties will try to come to an amicable solution. Should such an amicable solution not be possible, the decision of the outside auditor of the Company will be final and binding.